Exhibit 99.1

Delek US and Delek Logistics Announce Leadership and Governance Updates

Uzi Yemin to transition from DK CEO to DK Executive Chairman, effective June 2022;

Avigal Soreq named Successor DK CEO

Uzi Yemin to remain Chairman of DKL and Avigal Soreq named President of DKL

Todd O’Malley named Chief Operating Officer of DK and DKL and

Nithia Thaver appointed DK EVP and President of Refining

Leonardo Moreno to join DK Board of Directors

BRENTWOOD, Tenn., March 28, 2022 – Delek US Holdings, Inc. (NYSE:DK) (“Delek US” or the “Company”) today announced a leadership succession plan and a series of additional leadership appointments as well as governance updates at Delek US and Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”).

Executive Leadership Succession Plan

Ezra Uzi Yemin, Chairman and Chief Executive Officer of Delek US and President of Delek Logistics, will transition to the role of Executive Chairman of the Delek US Board of Directors. Mr. Yemin will continue as Chairman of the Delek Logistics Board. The Company’s Board has approved the appointment of Avigal Soreq, who currently serves as Chief Executive Officer of El Al Airlines, as President and Chief Executive Officer of Delek US and President of Delek Logistics. These changes will become effective during the month of June.

Mr. Yemin has served as Chairman of Delek US since 2012, as Chief Executive Officer since 2004 and as President and a director since 2001. Under his leadership, Delek US has grown from a retail convenience store operator into a fully integrated downstream energy company with assets located along the Gulf Coast region, including four refineries, a strong midstream footprint, biodiesel plants and retail convenience store locations. As Executive Chairman, Mr. Yemin will help oversee the Company’s strategic direction and innovation efforts.

“On behalf of the Board and management team, I want to thank Uzi for his tremendous leadership and guidance over nearly two decades,” said Shlomo Zohar, Lead Independent Director of the Delek US Board. “As CEO, Uzi has helped position the Company for the future by implementing a plan to diversify our business model and earnings mix and leverage our strong cash flows and balance sheet to expand our midstream platform. He also played an integral role in navigating the business through a difficult COVID environment while maintaining safe operations, continuity of products and services and an improved cash flow profile. We look forward to continuing to benefit from Uzi’s perspectives as Executive Chairman.”

Mr. Zohar continued, “We are pleased to appoint Avigal, a proven executive with a deep understanding of our business and opportunities, as the next CEO of Delek US. Avigal brings a balanced combination of first-hand insight into our operations as well as outside executive perspective that we believe make him uniquely positioned to lead our organization. Our Board is confident Avigal is the right person to drive our next chapter of growth and help achieve our full potential. Together with the additional Board and leadership appointments we are announcing today, we are underscoring the strength of our business and our expectation to continue delivering high performance.”

Mr. Yemin stated, “It has been an honor to build this great company, and I couldn’t be more proud of the progress we’ve made laying the foundation for the future. In addition to expanding our platform and simplifying our structure over the years, we’ve successfully executed a plan to drive innovation, diversify the Company’s assets, and optimize costs, which has in turn enhanced our competitive position within the industry and enabled us to weather challenging macroeconomic headwinds. We have a solid foundation in place, and as we emerge with strength from the pandemic-driven downturn, the Board and I are confident that this is the right opportunity to welcome our next generation of leadership. Avigal knows Delek US well, having helped establish our operational capabilities and grow our business significantly in his prior role as our Chief Operating Officer. I look forward to working with Avigal and the Board to drive sustainable energy solutions and generate long-term value for shareholders.”

Mr. Soreq said, “I am thrilled for the opportunity to serve as the next CEO of Delek US and the President of DKL. In particular, I’m grateful to the Board for entrusting me with this opportunity, and to Uzi for his many years of leadership, mentorship, and friendship. I am passionate about this organization and its talented team, and am eager to reconnect with my former colleagues who I know to be dedicated and best-in-class. Delek US and Delek Logistics have high-quality assets and positive momentum underway, and with deep knowledge about both companies and their operations, I look forward to working closely with the Board, Uzi and the management team to leverage my experience and lead the Company’s next phase of success and value creation.”

Additional Leadership Appointments

Effective immediately, Todd O’Malley, currently EVP and Chief Commercial Officer, has been named Chief Operating Officer of Delek US and Delek Logistics, and Nithia Thaver, currently Senior Vice President, Refining, has been promoted to EVP and President of Refining at Delek US.

Mr. Yemin continued, “Todd and Nithia are highly capable and energized leaders, and we are pleased to promote them to new roles. As Chief Operating Officer, Todd will oversee operations with a keen focus on safety and reliability, which are key tenets of delivering stable performance over time. Delek US is well positioned to capitalize on an improving macro backdrop for traditional energy, and Delek Logistics has a proven track record of consistent operational performance and distribution growth that we expect will continue under Todd’s leadership. In addition, Nithia has built a strong team that has performed across a range of key areas, including safety and environmental initiatives, while achieving tangible results for Delek US, and we are pleased to recognize these efforts through his promotion.”

Delek US Board Appointment

Delek US also announced today that Leonardo Moreno, a highly experienced executive in the global renewable energy and technology sector, has been appointed as an independent director to the Delek US Board, effective immediately. With this appointment, the Board has been expanded to comprise eight directors, seven of whom are independent and three of whom are diverse, fulfilling the Company’s objective of at least 30% of the Board comprising diverse members by 2022.

Mr. Moreno brings to the Delek US Board 15 years of global leadership and executive experience at The AES Corporation, a Fortune 200 global power company leader in renewables and new technologies. Mr. Moreno currently serves as President, AES Clean Energy, and heads the US Renewables Business Unit focused on accelerating a future where the electric grid is 100% carbon-free. In this role, he advanced AES’ US renewables business unit to a leadership position in the market in his first year of service.

Mr. Yemin concluded, “We are pleased to welcome Mr. Moreno to the Delek US Board. His deep experience in renewable energy and new technologies brings important perspective at a critical time as we continue our focus on environmental initiatives and prepare for the energy transition. We look forward to benefitting from his expertise and to working together to continue driving value for Delek US shareholders.”

About Leonardo Moreno

Mr. Moreno has over 15 years of experience in the energy industry. Since 2020 he has served as the President of AES Clean Energy, a division of The AES Corporation (NYSE: AES), a global power company leader in renewables and new technologies.

Mr. Moreno has worked for The AES Corporation since 2006 in a variety of positions, including Senior Vice President, Corporate Strategy & Investments and Chief Commercial Officer from 2017 to 2020, Chief Financial Officer, Europe from 2015 to 2016, and other leadership roles related to strategy, finance, commercial, investments, mergers and acquisitions, and sustainability. He served as a director of AES Brasil Energia SA (AESB3:BZ) from 2018 to February 2022 and has served as an alternate director of AES Andes S.A. (AESANDES.SN) since 2018. Mr. Moreno also served as a Senior Auditor for Ernst & Young in Brazil from 2003 to 2005.

About Avigal Soreq

Mr. Soreq is the CEO of El Al Airlines, an Israeli airline, a position he has held since January 2021. Prior to that, Mr. Soreq served in several roles at Delek US from December 2012 through 2020, including Chief Operating Officer, Chief Commercial Officer, Executive Vice President and Vice President. Prior to joining Delek US, Mr. Soreq worked for SunPower Corporation (NASDAQ: SPWR), and previously as a senior finance and business consultant for Trabelsy & Co., and as a consultant in the corporate finance department for KPMG’s Tel-Aviv office. Mr. Soreq served in the Israeli Air Force in various roles between 1996 and 2004 and reached the rank of Major. Mr. Soreq is a certified public accountant in Israel.

About Todd O’Malley

Mr. O’Malley has served as the EVP and Chief Commercial Officer of Delek US since March 2021. From January 2018 until February 2021, Mr. O’Malley served as president of TKO Energy Enterprises, Inc., an advisory services firm specializing in the petrochemical and renewable energy industries. From April 2020 to February 2021, Mr. O’Malley served as President and CEO of Citizens Companies, a consulting and investment concern active in the petrochemical and renewable energy industries. Mr. O’Malley previously served as the EVP and Chief Commercial Officer of Gulf Oil L.P, President of the general partner of PBF Logistics LP, the general partner of a master limited partnership active in the midstream sector of the oil and gas industry as well as positions of increasing responsibility at PBF Energy, Inc.

About Nithia Thaver

Mr. Thaver has served as Senior Vice President, Refining of Delek US since December 2018. From 2017 to 2018, Mr. Thaver served as the Senior Vice President, Strategy and Business Development, of Philadelphia Energy Solutions, which owned and operated a refinery. Prior to that, Mr. Thaver held positions of increasing responsibility at several companies in the oil and gas industry, including Sunoco, ConocoPhillips, and ExxonMobil.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations primarily consist of Delek Logistics Partners, LP (NYSE: DKL). Delek US and its affiliates own approximately 79% (including the general partner interest) of Delek Logistics Partners, LP. Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail operates approximately 250 convenience stores in West Texas and New Mexico.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. Investors are cautioned that important factors may affect these forward-looking statements, as described in Delek US’s and Delek Logistics’ filings with the SEC, including risks disclosed in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which they become aware of, after the date hereof, except as required by applicable law or regulation.

Investor Relations Contacts:

Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:

Michael P. Ralsky, Vice President—ESG & Public Affairs, 615-435-1407